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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 2-77751, 2-92579, 33-6009, 33-23876, 33-49132, 33-49134, 333-17567, 333-17563,
333-17561, 333-24677, 333-50923, 333-50925 on Form S-8, in Registration
Statement No. 333-71183 on Form S-4 and Registration Statement No. 333-43299 on Form S-3 of Primark Corporation and subsidiaries of our report dated February 16, 1999, incorporated by reference in this Annual Report on Form 10-K of Primark Corporation and subsidiaries for the year ended December 31, 1998.

Boston, Massachusetts
March 29, 1999